UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): September 7, 2012

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 7, 2012, pursuant to Board of Director approval, Applied DNA Sciences, Inc. (the “Company”) entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of its directors and executive officers.  In general, the Indemnification Agreement obligates the Company to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.  In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law.  The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s articles of incorporation or bylaws, or otherwise.

The foregoing description of the Indemnification Agreement does not purport to be a complete description of the Indemnification Agreement, and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 1.01.

Item 8.01.  Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 26, 2012, on June 6, 2012, a complaint for patent infringement was filed against the Company by Smartwater, Ltd. in the United States District Court for the District of Massachusetts in an action  entitled Smartwater, Ltd. v. Applied DNA Sciences, Inc., No. 1:12-cv-11009-PBS.  The complaint alleged that the Company infringed one or more claims under two of plaintiff’s patents by selling or offering for sale, manufacturing and using certain of the Company’s products, by inducing others to infringe and by contributing to infringement by others.  The plaintiff sought injunctive relief with respect to the patents as well as awards of damages and attorneys’ fees.   The Company had not  been served with the complaint and on August 24, 2012 the plaintiff voluntarily dismissed the complaint and  refiled a similar complaint in the United States District Court for the Southern District of Florida, No. 12-CV-61660-Zioch/Otazo-Reyes. On August 30, 2012, plaintiff served the Company with the complaint. The refiled complaint seeks injunctive relief with respect to one of the patents as well as awards of damages and attorneys’ fees. The Company believes that none of its products infringed any claims under either of plaintiff’s patents and moreover notes that one of plaintiff’s patents has expired.  The Company denies the allegations in the complaint, believes they are without merit  and intends to defend the action vigorously.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1           Form of Indemnification Agreement dated September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
Registrant

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: September 13, 2012

EXHIBIT INDEX

Applied DNA Sciences, Inc.

Form 8-K Current Report

Exhibit Number                                                      Description of Document

10.1           Form of Indemnification Agreement dated September 7, 2012